SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):		July 13, 2011

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
 (Address of principal executive offices)         (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into or Termination of a Material Definitive Agreement

Pursuant to that certain Settlement Agreement and Waiver and Release entered among and  by Chemung Financial Corporation, Chemung Canal Trust Company and Peter D. Cureau, the former President and Chief Executive Officer of Capital Bank & Trust Company and Fort Orange Financial Corp., dated July 5, 2011 and effective July 13, 2011, Mr. Cureau shall receive a severance payment of $173,967.20 from Chemung Canal Trust Company in lieu of and in satisfaction of the obligation of Chemung Financial Corporation (as successor by merger to Fort Orange Financial Corp.) to pay to Mr. Cureau $375,000 pursuant to the terms of that certain agreement, dated October 20, 2010 by and among Peter D. Cureau, Capital Bank & Trust Company and Fort Orange Financial Corp., as amended by that certain First Amendment to Agreement, dated December 28, 2010 (the “Severance Agreement”). After a series of discussions between Mr. Cureau and Chemung Canal Trust Company, it was agreed that the Severance Agreement would be amended to pay Mr. Cureau a reduced severance payment in the amount of $173,967.20.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

July 14, 2011	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer